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                                                                   EXHIBIT 23.11

The Board of Directors
QVC, Inc.:


     We consent to the incorporation by reference in the registration statement (No. 33-54263) on Form S-4 of TCI/Liberty Holding Company of our report, dated March 4, 1994, relating to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 31, 1994, and the related financial statement schedules, which report appears in the annual report on Form 10-K of Liberty Media Corporation for the year ended December 31, 1993, as amended, incorporated by reference herein. We also consent to the reference to our firm under the heading "Experts" in the registration statement.


     Our report refers to a change in the method of accounting of income taxes.

                                          KPMG PEAT MARWICK
Philadelphia, Pennsylvania
June 27, 1994